Exhibit 32

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Legacy Bancorp, Inc. (the “Company”) certifies that the quarterly report on Form 10-Q of the Company for the three months ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2005	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy Chief Executive Officer and Chairman of the Board

Date: November 10, 2005	/s/ Stephen M. Conley
Stephen M. Conley Senior Vice President, Chief Financial Officer and Treasurer

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